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Exhibit 10.46

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
CLOUD PEAK ENERGY RESOURCES LLC

        THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Cloud Peak Energy Resources LLC, a Delaware limited liability company (the "Company"), is entered into as of [            ] November 2009, by and among the Company, Rio Tinto Energy America Inc. ("RTEA"), a Delaware corporation, and Kennecott Management Services Company, a Delaware corporation ("KMS"), and is acknowledged by, solely with respect to Section 10.1 and Section 10.2 of this Agreement, Cloud Peak Energy Inc., a Delaware corporation ("CPE").

        WHEREAS, on 19 August 2008, RTEA caused the Company to be formed as a limited liability company pursuant to the provisions of the Act, as defined in Section 1.1 below, by causing a Certificate of Formation of the Company to be filed with the Delaware Secretary of State under the name "Rio Tinto Sage LLC" and entered into the Limited Liability Company Agreement dated 19 August 2008 (the "Initial Agreement") as the sole member of the Company;

        WHEREAS, (i) Rio Tinto Sage LLC was renamed "Cloud Peak Energy LLC" by filing a Certificate of Amendment with the Secretary of State of the State of Delaware on 2 October 2009, (ii) Cloud Peak Energy LLC was renamed "CPE LLC" by filing a Certificate of Amendment with the Secretary of State of the State of Delaware on 2 November 2009 and (iii) "CPE LLC" was renamed "Cloud Peak Energy Resources LLC" by filing a Certificate of Amendment with the Secretary of State of the State of Delaware on 9 November 2009;

        WHEREAS, through a series of transactions RTEA contributed substantially all of RTA's non-Colorado Western United States coal mining business (other than the Colowyo mine) to the Company;

        WHEREAS, on 27 October 2009, RTEA and KMS entered into the First Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy LLC;

        WHEREAS, RTEA and KMS deem it advisable to enter into this Agreement pursuant to which (i) the membership units in the Company will be reclassified into Common Membership Units (as defined below), (ii) CPE will receive the CPE Redemption Right (as defined below and as set forth in Section 10.1 of this Agreement) and (ii) each of RTEA and KMS will receive the Redemption Right (as defined below and as set forth in Section 10.2 of this Agreement);

        NOW THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and as contemplated in the Act, the Company and the Members agree as follows:

SECTION I.
DEFINITIONS, FORMATION, NAME, ADDRESSES, PURPOSES, REGISTERED AGENT

        1.1    Definitions.    Capitalized words and phrases used in this Agreement and not otherwise defined shall have the following meanings:

          1.1.1    "Act"    means the DELAWARE LIMITED LIABILITY COMPANY ACT, as set forth in DELAWARE CODE Title 6, § 18-101, as amended from time to time.

          1.1.2    "Agreement"    means this written Second Amended and Restated Limited Liability Company Agreement, as may be amended from time to time under Section 12.8, which the

  Members hereby declare shall govern the operation of the Company and the relationship of the Company to it.

          1.1.3    "Board of Directors"    means collectively the Managers appointed by the Member or, in the case of a vacancy on the Board, by the remaining Directors.

          1.1.4    "Book Basis"    means, with respect to any asset, the asset's adjusted basis for U.S. federal income tax purposes, except that the initial Book Basis of any asset contributed (or deemed contributed) to the Company shall be such asset's gross fair market value at the time of such contribution, except that in the case of RTEA, the Book Basis of assets contributed by RTEA prior to the date of this Agreement shall be deemed to be the gross fair market value of such assets at the time of this Agreement. The Book Basis of all Company assets may be adjusted, as reasonably determined by the Members, to equal their respective gross fair market values, at the times specified in Treasury Regulations and with adjustments consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(m). The Book Basis of any Company asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value as of the date of distribution, as reasonably determined by Member Vote. If the Book Basis of an asset has been determined pursuant to clause (i), (ii) or (iii) of this definition, such Book Basis shall thereafter be adjusted in the same manner as would the asset's adjusted basis for federal income tax purposes, except that depreciation deductions shall be computed based on the asset's Book Basis as so determined, rather than on its adjusted tax basis.

          1.1.5    "Business Day"    means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          1.1.6.    "Capital Account"    has the meaning set forth in Section 3.1.

          1.1.7    "Capital Contribution"    means the amount of cash and/or Book Basis of other property contributed to the Company by the Members from time to time.

          1.1.8    "Cash Settlement"    means immediately available funds in an amount equal to the Redeemed Units Equivalent in the case of Common Membership Units being redeemed pursuant to Section 10.1 or Section 10.2 of this Agreement.

          1.1.9    "Common Membership Unit"    means a Unit representing, when outstanding, a fractional part of the Interests of all Members holding Common Membership Units, and having the rights and obligations specified with respect to Common Membership Units in this Agreement.

          1.1.10    "Company"    means Cloud Peak Energy Resources LLC, a Delaware limited liability company.

          1.1.11    "CPE"    has the meaning set forth in the preamble of this Agreement, including any successor.

          1.1.12    "CPE Assumption Notice"    has the meaning set forth in Section 10.2.2(i) of this Agreement.

          1.1.13    "CPE Assumption Right"    has the meaning set forth in Section 10.2.2(i) of this Agreement.

          1.1.14    "CPE Common Stock"    means the common stock, par value $0.01, of CPE.

          1.1.15    "CPE Redeemed Units"    has the meaning set forth in Section 10.1.1 of this Agreement.

          1.1.16    "CPE Redemption Assumption Notice"    has the meaning set forth in Section 10.1.2(i) of this Agreement.

          1.1.17    "CPE Redemption Assumption Right"    has the meaning set forth in Section 10.1.2(i) of this Agreement.

          1.1.18    "CPE Redemption Date"    has the meaning set forth in Section 10.1.1 of this Agreement.

          1.1.19    "CPE Redemption Notice"    has the meaning set forth in Section 10.1.1 of this Agreement.

          1.1.20    "CPE Redemption Price"    means the arithmetic average of the volume weighted average prices for a share of CPE Common Stock on the principal United States securities exchange or automated or electronic quotation system on which CPE Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the ten (10) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Notice Date, in the case of Common Membership Units being redeemed pursuant to Section 10.1 or Section 10.2, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the CPE Common Stock. If, on the Redemption Date, the CPE Common Stock is not traded on a securities exchange or automated or electronic quotation system, then a nationally recognized independent investment bank, which shall be selected by mutual agreement of the Manager and the Rio Tinto Members, shall, within thirty (30) days after its selection, make a binding determination of the CPE Redemption Price. All fees and costs of such investment bank shall be the responsibility of the Rio Tinto Members. If the Manager and the Rio Tinto Members cannot mutually agree in good faith on the selection of a nationally recognized investment bank, the Rio Tinto Members shall direct the Manager to select the nationally recognized investment bank chosen by the Rio Tinto Members.

          1.1.21    "CPE Redemption Right"    has the meaning set forth in Section 10.1.1 of this Agreement.

          1.1.22    "CPE Redemption Share/Cash Settlement"    has the meaning set forth in Section 10.1.2(i) of this Agreement.

          1.1.23    "CPE 2009 Long Term Incentive Plan"    means the CPE 2009 Long-Term Incentive Plan or any similar or successor equity incentive plan.

          1.1.24    "Director"    means an individual Manager appointed by the Members or, in the case of a vacancy on the Board, by the remaining Directors.

          1.1.25    "Initial Units"    means the Common Membership Units of the Company issued and outstanding immediately following the initial public offering by CPE of its CPE Common Stock (the "IPO") (excluding any Common Membership Units held by CPE in respect of any grants of CPE Common Stock at the time of the IPO under the CPE 2009 Long Term Incentive Plan).

          1.1.26    "Interest"    means a Member's limited liability company interest in the Company as provided in this Agreement and under the LLC Act and, in addition, any and all rights and benefits to which a Member is entitled under this Agreement and/or the LLC Act, together with all duties and obligations of such person to comply with this Agreement and/or the LLC Act.

          1.1.27    "KMS Member"    means KMS and any transferees of KMS (so long as Section 11.1 has been satisfied with respect to such Transferee); provided that if KMS and all of its transferees cease to own Common Membership Units, then KMS and its transferees shall no longer be treated as the KMS Member under this Agreement.

          1.1.28    "LLC Act"    means the Delaware Limited Liability Company Act, 6 Del.C. §§18-101, et seq., as it may be amended from time to time, and any successor to such statute.

          1.1.29    "Member" or "Members"    means those persons having a membership interest in the Company as approved from time to time pursuant to this Agreement.

          1.1.30    "Member Percentage"    means with respect to each Member, the number of Units held by such Member divided by the total number of Units issued and outstanding, both as determined at the time of the calculation.

          1.1.31    "Officer"    means any one of the Officers of the Company, including, but not limited to, a President, Vice President, Chief Financial Officer, General Manager, Secretary, Treasurer and Tax Officer appointed from time to time by and at the sole discretion of the Company's Board of Directors, who may exercise such powers and perform such responsibilities as may be assigned to such Officer by the Board of Directors.

          1.1.32    "Partial Cash CPE Redeemed Units"    means, with respect to any redemption pursuant to Section 10.1 for which CPE has exercised the CPE Redemption Assumption Right, the number of Common Membership Units equal to the difference between (x) the total number of CPE Redeemed Units and (y) the Partial Share CPE Redeemed Units.

          1.1.33    "Partial Cash Redeemed Units"    means, with respect to any redemption pursuant to Section 10.2 for which CPE has exercised the CPE Assumption Right, the number of Common Membership Units equal to the difference between (x) the total number of Redeemed Units and (y) the Partial Share Redeemed Units.

          1.1.34    "Partial Cash Settlement"    means (i) in the case of Common Membership Units being redeemed pursuant to Section 10.2, immediately available funds equal to the Partial Redeemed Units Equivalent or (ii) in the case of Common Membership Units being redeemed pursuant to Section 10.1, immediately available funds equal to the Partial CPE Redeemed Units Equivalent.

          1.1.35    "Partial Redeemed Units Equivalent"    means the product of (i) the Partial Cash Redeemed Units, times (ii) the CPE Redemption Price.

          1.1.36    "Partial Share CPE Redeemed Units"    means, with respect to any redemption pursuant to Section 10.1 for which CPE has exercised the CPE Redemption Assumption Right, the number of CPE Redeemed Units for which CPE has indicated in the CPE Redemption Assumption Notice for such redemption that it intends to settle in shares of CPE Common Stock.

          1.1.37    "Partial Share Redeemed Units"    means, with respect to any redemption pursuant to Section 10.2 for which CPE has exercised the CPE Assumption Right, the number of Redeemed Units for which CPE has indicated in the CPE Assumption Notice for such redemption that it intends to settle in shares of CPE Common Stock.

          1.1.38    "Partial Share Settlement"    means (i) a number of shares of CPE Common Stock equal to the Partial Share Redeemed Units, in the case of Common Membership Units being redeemed pursuant to Section 10.2, or (ii) a number of shares of CPE Common Stock equal to the Partial Share CPE Redeemed Units, in the case of Common Membership units being redeemed pursuant to Section 10.1.

          1.1.39    "Redeemed Units"    has the meaning set forth in Section 10.2.1 of this Agreement.

          1.1.40    "Redeemed Units Equivalent"    means the product of (i) the Share Settlement, times (ii) the CPE Redemption Price.

          1.1.41    "Redeeming Member"    has the meaning set forth in Section 10.2.1 of this Agreement.

          1.1.42    "Redemption Date"    has the meaning set forth in Section 10.2.1 of this Agreement.

          1.1.43    "Redemption Notice"    has the meaning set forth in Section 10.2.1 of this Agreement.

          1.1.44    "Redemption Notice Date"    means the date on which a Redeeming Member delivers a Redemption Notice pursuant to Section 10.2.1.

          1.1.45    "Redemption Right"    has the meaning set forth in Section 10.2.1 of this Agreement.

          1.1.46    "Retraction Notice"    has the meaning set forth in Section 10.2.3 of this Agreement.

          1.1.47    "Rio Tinto Member"    means the RTEA Member, the KMS Member and their respective transferees.

          1.1.48    "RTEA Member"    means RTEA and any transferees of RTEA (so long as Section 11.1 has been satisfied with respect to such transferee); provided, that if RTEA and all of its transferees cease to own any Common Membership Units then RTEA and its transferees shall no longer be treated as the RTEA Member under this Agreement.

          1.1.49    "Share/Cash Settlement"    has the meaning set forth in Section 10.2.2(i) of this Agreement.

          1.1.50    "Share Settlement"    means a number of shares of CPE Common Stock equal to (i) the number of Redeemed Units being redeemed pursuant to Section 10.2 or (ii) the number of CPE Redeemed Units being redeemed pursuant to Section 10.1.

          1.1.51    "Trading Day"    means a day on which the principal United States securities exchange on which CPE Common Stock is listed or admitted to trading, or a national automated quotation system if CPE Common Stock is not listed or admitted to trading on any such securities exchange, as applicable, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

          1.1.52    "Unit"    is defined in Section 2.1.

        1.2    Organization and Compliance.    This Agreement and the laws of the State of Delaware shall govern the affairs of the Company. The Company shall immediately, and from time to time hereafter, as may be required by law, execute any required amendments to its Certificate of Formation, and do all filings, recordings and other acts as may be appropriate to comply with the operation of the Company under the Act.

        1.3    The Limited Liability Company Agreement; Effect of Inconsistencies with the Act.    It is the express intention of the Members that this Agreement shall be the sole governing document for the Company and, except to the extent a provision of this Agreement is expressly prohibited or ineffective under a non-waivable provision of the Act or other applicable law, this Agreement shall govern even when inconsistent with, or different than, the provisions of the Act or other applicable law. To the extent any provision of this Agreement is prohibited or ineffective under a non-waivable provision of the Act or other applicable law, this Agreement shall be considered amended to the least degree possible in order to make this Agreement effective under the Act or other applicable law. If the Act or other applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be void from the effective date of such interpretation or amendment. The Members shall be entitled to rely on the provisions of this Agreement and the Members shall not be liable to the Company for any action or refusal to act taken in good faith reliance on the terms of this Agreement.

        1.4    Company Name.    The name of the Company shall be "Cloud Peak Energy Resources LLC" or such other name as shall be selected by the Members.

        1.5    Property of the Company.    All business of the Company shall be conducted in the Company name. The Company shall hold title to its property in the name of the Company, except as otherwise approved by the Board of Directors.

        1.6    Places of Business.    The corporate address of the Company at which all corporate records shall be kept is 1343 South 1800 East, Salt Lake City, Utah 84108 and the principal place of business address of the Company is 505 South Gillette Avenue, Gillette, Wyoming 82717 or such other place or places as may be determined by the Members.

        1.7    Purpose.    The Company will directly or indirectly through subsidiaries, ventures, membership companies or otherwise (i) engage in the business of acquiring, holding, investing in, mining, marketing and otherwise producing and selling coal and related operations; and (ii) in any other lawful act or activity for which limited liability companies may be formed under the Act related to its primary purpose.

        1.8    Powers.    The Company is authorized to engage in all activity permitted by the Act that is related to the business purpose of the Company.

        1.9    Agent for Service of Process; Registered Office.    The name and business address of the agent for service of process within the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, or such other qualified person as shall be designated from time to time by the Members. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, which registered office may be changed by the Members from time to time.

        1.10    Term.    The term of the Company shall commence upon the filing of its Certificate of Formation with the Delaware Secretary of State and shall be perpetual unless it shall be terminated under the provisions of Section XI hereof.

        1.11    Nature of Member's Interest in the Company.    The interests of a Member shall be personal property for all purposes. All real or other property owned by the Company shall be deemed owned by the Company, as an entity, for other legal purposes except income tax purposes.

SECTION II.
UNITS AND CAPITAL CONTRIBUTIONS

        2.1    Units.    The Interests in the Company may be represented by one or more classes of units (each, a "Unit"). The aggregate number of authorized Units that the Company is authorized to issue is 200,000,000 Common Membership Units. The aggregate number of authorized Units shall not be changed, modified or adjusted from that set forth in the immediately preceding sentence; provided, that, in the event the total number of authorized shares of CPE Common Stock under the amended and restated certificate of incorporation of CPE shall be increased or decreased after the date of this Agreement, then the total number of authorized Units shall be automatically correspondingly increased or decreased by the same number so that the number of the authorized Units equals the number of authorized shares of CPE Common Stock. Any Units repurchased by, or otherwise transferred to, the Company or otherwise forfeited (but not cancelled by the Company) shall thereafter deemed to be authorized but unissued and may be subsequently issued as Units for all purposes hereunder in accordance with this Agreement. Any Units repurchased by, or otherwise transferred to, the Company and cancelled by the Company shall thereafter not be available or authorized to be subsequently issued by the Company. Each authorized Unit may be issued pursuant to such agreements as the Members shall approve. The Members shall have the right to increase the number of authorized Units. The number of Units issued to each Member is set forth on Schedule A, hereto, as modified or amended from time to time. Units shall be uncertificated and recorded in the books and records of the Company. The Common Membership Units shall consist of equal units (and may be issued in fractional units). The Common Membership Units shall have the rights and obligations set forth herein including being entitled to share in distributions and allocations as provided in this Agreement.

        2.2    Transfers.    Transfers of Units shall be made on the books of the Company only in accordance with this Agreement and only by the persons named on Schedule A or by such person's attorney lawfully constituted in writing. No transfer of Units shall be valid as against the Company for any purpose until it shall have been entered into the books and records of the Company.

        2.3    Capital Contributions.    The Members may, but shall not be obligated to, make capital contributions to the Company from time to time.

        2.4    Loans.    The Members may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Members agree.

SECTION III.
CAPITAL ACCOUNTS, ALLOCATIONS

        3.1   A capital account (a "Capital Account") shall be maintained for each Member in accordance with the regulations under the Internal Revenue Code of 1986, as amended (the "Code").

          3.1.1  The Capital Account of each Member shall be increased by (i) the amount of cash contributed to the Company by such Member, (ii) the Book Basis of any assets contributed by such Member to the Company, and (iii) the amount of profits allocated to such Member pursuant to this Section III (including gross items allocated to such Member, as necessary).

          3.1.2  The Capital Account of each Member shall be decreased by (i) the amount of all cash distributions to such Member, (ii) the Book Basis of any property distributed to such Member by the Company (net of liabilities that the Member is considered to assume, or take property subject to), (iii) the amount of losses allocated to such Member pursuant to this Section III (including gross items allocated to such Member, as necessary).

        3.2   No Member shall be required to restore any negative balance in its Capital Account.

        3.3    Allocations.    Profits and losses of the Company shall be allocated to the Members pro-rata in accordance with Member Percentages.

          3.3.1    Jacobs Ranch.    Solely for U.S. federal income tax purposes, all benefits and burdens of that certain Membership Interest Purchase Agreement, dated as of March 8, 2009, by and between the Company (under its former name, Rio Tinto Sage LLC) and Arch Coal Inc. (the "JRC MIPA"), shall remain solely for the account of RTEA and shall not be treated as contributed to the Company and shall not be treated as items of income, gain, loss or deduction of the Company. Consistent with the foregoing, any payments to RTEA indirectly from Arch Coal Inc. or to Arch Coal Inc. indirectly from RTEA pursuant to the JRC MIPA shall be treated for U.S. federal income tax purposes as payments directly between Arch Coal Inc. and RTEA.

        3.4    Tax Allocations.    Profits and Losses of the Company (including items thereof) shall be allocated for U.S federal income tax purposes among the Members in the same manner as such items are allocated for book purposes under Section 3.3, except that allocations under this Section 3.4 shall be made to the Members in accordance with the principles of Sections 704(b) and 704(c) of the Code and in conformity with applicable regulations promulgated thereunder.

SECTION IV
DISTRIBUTIONS

        4.1    Distributions.    Cash or property of the Company may be distributed to a Member or Members in amounts and at times as determined by a resolution adopted by the Board of Directors.

          4.1.1    Limitation Upon Distributions.    Notwithstanding anything in this Agreement, no distribution shall be paid in violation of the Act.

SECTION V.
MEETINGS OF THE MEMBER OR MEMBERS

        5.1    Annual Meeting.    The annual meeting of the Members of the Company shall be held each year within five months after close of the preceding fiscal year of the Company, at the time and place designated by the Board of Directors. The purpose of such meeting shall be the election of the Directors, and the transaction of such other business as may properly come before the meeting. Written, oral, electronic or any other form of notice of the time and place of the annual meeting of the Members shall be given at least 48 hours prior to any such meeting.

        5.2    Special Meetings.    Special meetings of the Members of the Company shall be called by the Board of Directors, the Chairman of the Board (if one as been designated), the President or by the Secretary upon the written request of any Member. Notice of such special meetings shall state the time, place and purpose of the meeting, and shall be given in the same manner as is provided in the case of annual meetings.

        5.3    Action by Consent.    Any action required or permitted to be taken pursuant to the Act, the Certificate of Formation or this Agreement at any annual or special meeting of the Members may be taken without a meeting if all Members shall consent thereto, either in writing or by electronic transmission, and such consent is filed with the corporate records.

        5.4    Telephonic Meeting.    Any Member may participate in a meeting of the Members by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION VI.
MANAGEMENT OF THE COMPANY

        6.1    Management by a Board of Directors.    The business and affairs of the Company shall be managed by the Managers appointed by the Members, each such Manager to be referred to individually as a Director, and the Managers, collectively, to be referred to as the Board of Directors. The Board of Directors may appoint such Board committees as it deems appropriate.

        6.2    Number, Election and Term of Office.    The Board of Directors shall consist of at least one (1) person and not more than five (5) persons, or such other number as is fixed from time to time by the vote of a majority of the entire Board of Directors or by action of the Members of the Company. Directors shall be elected at the annual meeting of the Members for a term of one year, and shall hold office until their successors are elected, or until their earlier death, resignation or removal as provided in this Agreement.

        6.3    Resignations.    Any Director of the Company may resign at any time by giving notice either in writing or by electronic transmission to the Company. Resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

        6.4    Vacancies.    Any vacancy in the Board of Directors, occurring by resignation, removal or otherwise, may be filled by the vote of a majority of the remaining Directors, though less than a quorum, or by the Members at the next annual meeting or at a special meeting. Each Director so elected shall hold office until his or her successor is elected, or until his or her earlier death, resignation or removal.

        6.5    Annual and Other Regular Meetings.    The annual meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of the Members, on the same day and at the same place where such annual meeting is held. Other regular meetings of the Board of Directors shall be held at the times and places determined from time to time by the Board. Notice of the annual and other regular meetings need not be given to the Directors.

        6.6    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board, two or more Directors or the President. Written, oral, electronic or any other form of notice of the time and place of special meetings shall be given at least 48 hours prior to any such meeting.

        6.7    Quorum and Manner of Acting.    A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting. The Directors shall act only as a Board, and the Directors shall have no individual authority to bind the Company.

        6.8    Action by Consent.    Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if all members of the board consent thereto, either in writing or by electronic transmission, and such consent is filed with the records of the Company or committee.

        6.9    Telephonic Meeting.    Any member of the Board of Directors or of a committee thereof may participate in a meeting of the Board of Directors or of the committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

SECTION VII.
OFFICERS

        7.1    Number and Qualifications.    The Company's Officers shall be appointed at the Annual Meeting of the Board of Directors for a term of one year, or from time to time by resolution of the Board of Directors. Officers so appointed shall consist of a President and a Secretary. Other Officers including, but not limited to, a Chairman of the Board, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, a Controller and Assistants to the Secretary, Treasurer and Controller may also be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person, and no Officer except the Chairman of the Board need also be a Director. Each Officer shall hold office until his or her successor is duly appointed, or until his or her earlier death, resignation or removal. The Board of Directors shall have authority to fix the compensation of all Officers of the Company.

        7.2    Duties of the Officers.    The duties of the Officers shall be the duties usually imposed upon such officials of corporations or limited liability companies, the duties required by law, and the duties assigned to them by the Board of Directors. The Secretary shall prepare in writing the proceedings of all meetings of the Members, the Board of Directors, and committees of Directors and shall maintain the same with other records and information required to be kept pursuant to statute or this Agreement.

        7.3    Authority to Bind the Company and Execution of Contracts, Deeds, etc.    The Officers of the Company, and such other agents of the Company as the Board of Directors may from time to time authorize, shall have the authority to bind the Company and may enter into or execute and deliver, in the name and on behalf of the Company, any and all contracts, agreements, deeds and other obligations or instruments as they determine are appropriate in order to carry out the business and affairs of the Company. Such authority may be general or confined to specific instances. Notwithstanding such authority granted to the Officers by this Section 7.3, any and all bonds, guarantees, letters of credit and other types of indemnification agreements shall be executed pursuant to the terms of Banking Resolutions that shall be adopted by the Board of Directors.

        7.4    Resignations.    Any Officer of the Company may resign at any time by giving notice either in writing or by electronic transmission to the Company. A resignation shall take effect immediately upon receipt of the notice, or at such other time as is specified in the notice. Unless required by the notice, acceptance of the resignation is not needed to make it effective.

        7.5    Removal.    Any Officer of the Company may be removed at any time, with or without cause, at a meeting of the Board of Directors.

        7.6    Vacancies.    Any vacancies in office arising from death, resignation, removal or otherwise may be filled by the Board of Directors at any regular meeting, or at a special meeting called for that purpose.

        7.7    Exculpation.    No Director or Officer shall be liable to any Member or the Company for any act or failure to act on behalf of the Company, unless such act or failure to act resulted from the gross negligence or willful misconduct or constitutes a breach of, or a failure to comply with this Agreement. Notwithstanding the foregoing, the provisions of this Section 7.7 shall not be construed so as to relieve (or attempt to relieve) an Officer of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 7.7 to the fullest extent permitted by law.

        7.8    Indemnification.    To the fullest extent permitted by law, the Company shall indemnify and hold harmless any current or former Director or Officer from and against any loss, expenses, judgment, settlement cost, fee and related expenses (including attorneys fees and expenses), costs or damages suffered or sustained by reason of being or having been a Director or an Officer, or arising out of or in connection with any action or failure to act, except to the extent such Director's or Officer's acts or omissions constitute gross negligence or willful misconduct. The Company shall advance reasonable attorneys' fees and other costs and expenses incurred by any current or former Director or Officer in connection with defense of any pending or threatened action or proceeding that arises out of conduct which is the subject of the indemnification provided hereunder, subject to the Director's or Officer's agreement to reimburse the Company for such advance to the extent that it shall finally be determined by a court of competent jurisdiction that the Director or Officer was not entitled to indemnification under this Section 7.8. Notwithstanding the foregoing, the provisions of this Section 7.8 shall not be construed so as to provide for indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 7.8 to the fullest extent permitted by law.

SECTION VIII.
RIGHTS AND OBLIGATIONS OF THE MEMBER OR MEMBERS

        8.1    Limitation of Liability.    The liability of the Members for the debts and other obligations of the Company shall be strictly limited as set forth in Section 18-303 of the Act and other applicable law.

SECTION IX.
ACCOUNTING

        9.1    Accounting Method.    The books and records of account of the Company shall be prepared and maintained on the same basis and in a manner consistent with the investment and business records of the Members.

        9.2    Fiscal Year.    The fiscal year of the Company shall end on 31 December 2009 and on 31 December in each year thereafter.

        9.3    Bank Accounts.    The funds of the Company shall not be commingled with the funds of the Members. Rather, the funds of the Company shall be maintained in a separate account or accounts in the name of the Company. The bank accounts of the Company shall be opened and maintained pursuant to the provisions of resolutions adopted by the Board of Directors from time to time (the "Banking Resolutions") and withdrawals shall be made only in the regular course of Company business and as otherwise authorized in this Agreement.

        9.4    Checks, Notes, Drafts, etc.    All checks, notes, drafts or other orders for the payment of money of the Company shall be signed, endorsed or accepted in the name of the Company by those individuals as may be designated from time to time by the Officers named by the Board of Directors under the Banking Resolutions.

        9.5    Records, Audits and Reports.    The Company shall maintain or cause to be maintained records and accounts of all expenditures of the Company. At a minimum the Company shall keep at its principal place of business, during the term of the Company, the following records:

  •
  A current list of the full name and last known business, residence, or mailing address of the Members, both past and present;

  •
  A copy of the Certificate of Formation of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed; and

  •
  Copies of the Company's currently effective written Limited Liability Company Agreement and all amendments thereto, copies of any prior written operating agreements no longer in effect, copies of any writings permitted or required with respect to a Member's obligations to contribute cash, property or services, and copies of any financial statements of the Company for the five most recent years.

        9.6    Tax Matters Partner.    For purposes of Code Section 6231(a)(7), the "Tax Matters Partner" shall be RTEA. RTEA shall make all decisions with respect to positions taken in the Company's U.S. federal, state and local tax returns. Except as otherwise provided herein, all tax elections required or permitted to be made under the Code and any applicable state, local or foreign tax law, including any election under Section 754 of the Code, shall be made in the sole discretion of RTEA. It is intended that the Company be treated as a partnership for U.S. federal, state and local income tax purposes.

SECTION X.
REDEMPTION RIGHTS

        10.1    Redemption Right of Cloud Peak

          10.1.1    Redemption Right.    If the Rio Tinto Members own, in the aggregate, less than five percent (5%) (subject to adjustment to reflect any Units split or reverse Unit split, Unit distribution, Unit reclassification, recapitalization or similar event) of the Initial Units, the Company shall have the right to acquire by redemption all of the Common Membership Units held by the Rio Tinto Members (the "CPE Redemption Right") at a price to be paid by the Company equal to and in the form of the Cash Settlement. The Company shall exercise such right by giving written notice (the "CPE Redemption Notice") to the Rio Tinto Members with a copy to CPE. The CPE Redemption Notice shall state that the Company intends to acquire by redemption all of the Common Membership Units held by the Rio Tinto Members (the "CPE Redeemed Units") and shall specify a date, which is not more than sixty (60) Business Days after delivery of the CPE Redemption Notice or as otherwise agreed between the Company and the Rio Tinto Members, on which date exercise of the CPE Redemption Right shall be completed (the "CPE Redemption Date"). Unless CPE has assumed the rights and obligations of the Company with respect to the CPE Redemption Right pursuant to Section 10.1.2, then, on the CPE Redemption Date (i) the Rio

  Tinto Members shall transfer and surrender to the Company the CPE Redeemed Units and represent and warrant to the Company that the CPE Redeemed Units are owned by the Rio Tinto Members free and clear of all liens and encumbrances and (ii) the Company shall (x) cancel the CPE Redeemed Units, (y) pay to the Rio Tinto Members the Cash Settlement to which the Rio Tinto Members are entitled under this Section 10.1.1 and (z) revise Exhibit A accordingly to reflect the cancellation of the CPE Redeemed Units pursuant to this Section 10.1.1.

          10.1.2    CPE Redemption Assumption Right.

              (i)  If the Company has delivered a CPE Redemption Notice to the Rio Tinto Members (with a copy to CPE), CPE may, in its sole discretion, within three (3) Business Days of delivery of the CPE Redemption Notice or as otherwise agreed to between the Company and the Rio Tinto Members, elect to assume the rights and obligations of the Company with respect to the CPE Redemption Right (the "CPE Redemption Assumption Right"), whereupon CPE shall acquire the Common Membership Units held by the Rio Tinto Members as set forth below. If CPE elects to exercise its CPE Redemption Assumption Right pursuant to this Section 10.1.2, within three (3) Business Days of delivery of the CPE Redemption Notice or as otherwise agreed to between the Company and the Rio Tinto Members, CPE shall give written notice (the "CPE Redemption Assumption Notice") to the Company (with a copy to the Rio Tinto Members) of its intent to exercise the CPE Redemption Assumption Right and its intended settlement method to pay, as CPE determines in its sole discretion, to the Rio Tinto Members on the CPE Redemption Date, either (x) the Share Settlement or (y) in lieu of the Share Settlement, the Cash Settlement or (z) both the Partial Share Settlement and the Partial Cash Settlement (the Partial Share Settlement together with the Partial Cash Settlement, the "CPE Redemption Share/Cash Settlement") for the CPE Redeemed Units. On the CPE Redemption Date (to be effective immediately prior to the close of business on the CPE Redemption Date) (x) the Rio Tinto Members shall transfer and surrender to CPE and represent and warrant to CPE that the CPE Redeemed Units are owned by the Rio Tinto Members free and clear of all Liens, (y) if CPE determines to pay the Cash Settlement or the CPE Redemption Share/Cash Settlement, CPE shall transfer to the Company CPE Redeemed Units in respect of such Cash Settlement, or, if a CPE Redemption Share/Cash Settlement, CPE Redeemed Units in respect of the Partial Cash Settlement and, in each case, the Company shall (A) cancel the CPE Redeemed Units and (B) revise Exhibit A accordingly to reflect the cancellation of the CPE Redeemed Units and (z) if CPE determines to pay the Share Settlement or the CPE Redemption Share/Cash Settlement, CPE shall represent and warrant to the Rio Tinto Members that the shares of CPE Common Stock payable to the Rio Tinto Members are validly issued, fully paid and non-assessable.

             (ii)  If CPE exercises the CPE Redemption Assumption Right and fully performs its obligations in connection therewith pursuant to this Section 10.1.2, the Company's obligations with respect to the CPE Redemption Right shall be fully satisfied and discharged, and each of the Rio Tinto Members, the Company and CPE shall, for U.S. federal, state and local income tax purposes, treat the transaction between CPE and the Rio Tinto Members as a sale of the Rio Tinto Members' Common Membership Units to CPE. The Rio Tinto Members agree to execute such instruments of transfer, officer's or other certificates or cross receipts to the extent necessary to evidence the transfer of the CPE Redeemed Units and as CPE may reasonably require in connection with the issuance of shares of CPE Common Stock upon exercise of the CPE Redemption Assumption Right.

          10.1.3    Redemption Mechanics.    On the CPE Redemption Date, the following shall occur:

            (1)   the Company shall (A) revise Exhibit A to reflect (i) that the Rio Tinto Members will hold no Common Membership Units following the CPE Redemption Date and (ii) if CPE exercises the CPE Redemption Assumption Right, the number of Common Membership Units held by CPE following the CPE Redemption Date, and (B) deliver to CPE all transfer tax stamps or funds therefor, if required in connection with the exercise of the CPE Redemption Right;

            (2)   (i) if CPE has not exercised the CPE Redemption Assumption Right, the Company shall deliver to the Rio Tinto Members a Cash Settlement for the CPE Redeemed Units or (ii) if CPE has exercised the CPE Redemption Assumption Right, CPE shall deliver to the Rio Tinto Members (or such other party that the Rio Tinto Members may designate) one of the following:

              (A)  in the event that CPE determines to pay the Rio Tinto Members the Share Settlement, CPE shall (x) issue to the Rio Tinto Members in such name or names as the Rio Tinto Members may direct the Share Settlement and (y) deliver or cause to be delivered at the office of CPE's transfer agent, a certificate or certificates representing the number of full shares of CPE Common Stock issuable in a Share Settlement, if the CPE Common Stock is certificated, issued in the name of the Rio Tinto Members or in such other name or names as the Rio Tinto Members may direct;

              (B)  in the event that CPE determines to pay the Rio Tinto Members the Cash Settlement, CPE shall pay to the Rio Tinto Members or such other Person as the Rio Tinto Members may direct the Cash Settlement; or

              (C)  in the event that CPE determines to pay the CPE Redemption Share/Cash Settlement, CPE shall (x) issue to the Rio Tinto Members in such name or names as the Rio Tinto Members may direct the Partial Share Settlement, (y) deliver or cause to be delivered at the office of CPE's transfer agent, a certificate or certificates representing the number of full shares of CPE Common Stock issuable upon redemption in a Partial Share Settlement, if the CPE Common Stock is certificated, issued in the name of the Rio Tinto Members or in such other name or names as the Rio Tinto Members may direct, and (z) pay to the Rio Tinto Members or such other Persons as the Rio Tinto Members may direct the Partial Cash Settlement.

        If CPE exercises the CPE Redemption Assumption Right, the acquisition of the CPE Redeemed Units pursuant to this Section 10.1 shall be deemed to have been effected immediately prior to the close of business on the CPE Redemption Date. If CPE elects to pay (i) the Share Settlement or (ii) the CPE Redemption Share/Cash Settlement, the Person or Persons in whose name or names the shares of CPE Common Stock are to be recorded shall be treated for all purposes as having become the record holder or holders of such shares of CPE Common Stock immediately prior to the close of business on the CPE Redemption Date and may resell such shares of CPE Common Stock as permitted under applicable Law.

        10.2    Redemption Right of Rio Tinto Members.

          10.2.1    Redemption Right.    Any Rio Tinto Member shall be entitled to cause the Company to acquire by redemption at any time all or any portion of the Common Membership Units held by it (the "Redemption Right") at a redemption price to be paid by the Company equal to and in the form of the Cash Settlement. Any Rio Tinto Member desiring to exercise its Redemption Right (the "Redeeming Member") shall exercise such right by giving written notice (the "Redemption Notice") to the Company with a copy to CPE. The Redemption Notice shall specify the number of Common Membership Units (the "Redeemed Units") that the Redeeming Member intends to have the Company redeem and a date, which is not more than sixty (60) Business Days after delivery of the Redemption Notice or as otherwise agreed between the Company and such Redeeming Member, on which date exercise of the Redemption Right shall be completed (the "Redemption

  Date") unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.2.3. Notwithstanding the foregoing sentence, if any Rio Tinto Member exercises the Redemption Right within one hundred eighty (180) days following the date of this Agreement and after giving effect to the redemption of the Redeemed Units the Rio Tinto Members, collectively, will cease to own any Common Membership Units, the Redemption Date specified in the Redemption Notice shall be at least sixty (60) Business Days after delivery of the Redemption Notice. Unless (i) CPE has assumed the rights and obligations of the Company with respect to the Redemption Right pursuant to Section 10.2.2, or (ii) the Redeeming Member has timely delivered a Retraction Notice as provided in Section 10.2.3, then, on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (x) the Redeeming Member shall transfer and surrender to the Company the Redeemed Units and represent and warrant to the Company that the Redeemed Units are owned by such Redeeming Member free and clear of all liens and encumbrances and (y) the Company shall (A) cancel the Redeemed Units, (B) pay to the Redeeming Member the Cash Settlement to which the Redeeming Member is entitled under this Section 10.2.1 and (C) revise Exhibit A accordingly to reflect the cancellation of the Redeemed Units pursuant to this Section 10.2.1. All of the Company's rights and obligations arising from the Redemption Notice shall terminate if the Redeeming Member timely delivers a Retraction Notice as provided in Section 10.2.3.

          10.2.2    CPE Assumption Right.

            (i)  If a Rio Tinto Member has delivered a Redemption Notice to the Company (with a copy to CPE), CPE may, in its sole discretion, within three (3) Business Days of delivery of the Redemption Notice or as otherwise agreed to between the Company and the Redeeming Member, elect to assume the rights and obligations of the Company with respect to the Redemption Right (the "CPE Assumption Right"), whereupon CPE shall acquire the Common Membership Units offered for redemption by the Redeeming Member as set forth below. If CPE elects to exercise its CPE Assumption Right pursuant to this Section 10.2.2, within three (3) Business Days of delivery of the Redemption Notice or as otherwise agreed to between the Company and the Redeeming Member, CPE shall give written notice (the "CPE Assumption Notice") to the Company (with a copy to the Redeeming Member) of its intent to exercise the CPE Assumption Right and its intended settlement method to pay, as CPE determines in its sole discretion, to the Redeeming Member on the Redemption Date, either (x) the Share Settlement or (y) in lieu of the Share Settlement, the Cash Settlement or (z) both the Partial Share Settlement and the Partial Cash Settlement (the Partial Share Settlement together with the Partial Cash Settlement, the "Share/Cash Settlement") for the Redeemed Units. On the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (x) the Redeeming Member shall transfer and surrender to CPE and represent and warrant to CPE that the Redeemed Units are owned by such Redeeming Member free and clear of all Liens, (y) if CPE determines to pay the Cash Settlement or the Share/Cash Settlement, CPE shall transfer to the Company Redeemed Units in respect of such Cash Settlement, or, if a Share/Cash Settlement, Redeemed Units in respect of the Partial Cash Settlement and (z) if CPE determines to pay the Share Settlement or the Share/Cash Settlement, CPE shall represent and warrant to the Redeeming Member that the shares of CPE Common Stock payable to the Redeeming Member are validly issued, fully paid and non-assessable.

           (ii)  If CPE exercises the CPE Assumption Right and fully performs its obligations in connection therewith pursuant to this Section 10.2.2, the Company's obligations with respect to such Redeeming Member's exercise of the Redemption Right shall be fully satisfied and discharged, and each of the Redeeming Member, the Company and CPE shall, for U.S. federal, state and local income tax purposes, treat the transaction between CPE and the Redeeming Member as a sale of the Redeeming Member's Common Membership Units to CPE. Each

  Redeeming Member agrees to execute such instruments of transfer, officer's or other certificates or cross receipts to the extent necessary to evidence the redemption of the Redeemed Units and as CPE may reasonably require in connection with the issuance of shares of CPE Common Stock upon exercise of the CPE Assumption Right.

          10.2.3    Retraction Notice.    At any time after delivery of the Redemption Notice and no later than three (3) Business Days prior to the Redemption Date or as otherwise agreed between the Company and such Redeeming Member, the Redeeming Member may retract its Redemption Notice by giving written notice (the "Retraction Notice") to the Company (with a copy to CPE). The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member's, Company's and CPE's rights and obligations under this Section 10.2 arising from such Redemption Notice.

          10.2.4    Redemption Mechanics.    Unless a timely Retraction Notice has been delivered to the Company with a copy to CPE prior to the Redemption Date as set forth in Section 10.2.3, on the Redemption Date the following shall occur:

            (1)   the Company shall (A) revise Exhibit A to reflect (i) the number of Common Membership Units held by the Redeeming Member following the Redemption Date and (ii) if CPE exercises the CPE Assumption Right, the number of Common Membership Units held by CPE following the Redemption Date, and (B) deliver to CPE all transfer tax stamps or funds therefor, if required pursuant to Section 10.2.5;

            (2)   (i) if CPE has not exercised the CPE Assumption Right, the Company shall deliver to the Redeeming Member a Cash Settlement for the Redeemed Units or (ii) if CPE has exercised the CPE Assumption Right, CPE shall deliver to the Redeeming Member (or such other party that the Redeeming Member may designate) one of the following:

              (A)  in the event that CPE determines to pay the Redeeming Member the Share Settlement, CPE shall (x) issue to the Redeeming Member in such name or names as the Redeeming Member may direct the Share Settlement and (y) deliver or cause to be delivered at the office of CPE's transfer agent, a certificate or certificates representing the number of full shares of CPE Common Stock issuable upon redemption in a Share Settlement, if the CPE Common Stock is certificated, issued in the name of the Redeeming Member or in such other name or names as the Redeeming Member may direct;

              (B)  in the event that CPE determines to pay the Redeeming Member the Cash Settlement, CPE shall pay to the Redeeming Member or such other Person as the Redeeming Member may direct the Cash Settlement; or

              (C)  in the event that CPE determines to pay the Share/Cash Settlement, CPE shall (x) issue to the Redeeming Member in such name or names as the Redeeming Member may direct the Partial Share Settlement, (y) deliver or cause to be delivered at the office of CPE's transfer agent, a certificate or certificates representing the number of full shares of CPE Common Stock issuable upon redemption in a Partial Share Settlement, if the CPE Common Stock is certificated, issued in the name of the Redeeming Member or in such other name or names as the Redeeming Member may direct, and (z) pay to the Redeeming Member or such other Persons as the Redeeming Member may direct the Partial Cash Settlement.

        If CPE exercises the CPE Assumption Right, redemption pursuant to this Section 10.2 shall be deemed to have been effected immediately prior to the close of business on the Redemption Date. If CPE elects to pay (i) the Share Settlement or (ii) the Share/Cash Settlement, the Person or Persons in whose name or names the shares of CPE Common Stock are to be recorded shall be treated for all purposes as having become the record holder or holders of such shares of CPE Common Stock immediately prior to the close of business on the Redemption Date and may resell such shares of CPE Common Stock as permitted under applicable Law.

          10.2.5    Stamp or Similar Taxes.    The issuance of certificates, if such certificates are issued, representing shares of CPE Common Stock upon redemption of Common Membership Units in (i) a Share Settlement or (ii) a Partial Share Settlement and Partial Cash Settlement upon exercise by CPE of the CPE Assumption Right shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the Redeeming Member, then the Person or Persons requesting the issuance thereof shall pay to the Company for remittance to CPE the amount of any tax that may be payable by CPE in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

          10.2.6    Reservation of CPE Common Stock.    CPE shall at all times reserve and keep available out of its authorized but unissued CPE Common Stock, solely for the purpose of issuance upon redemption of Common Membership Units, such number of CPE Common Stock that may be issuable upon the exercise by CPE of the CPE Assumption Right, assuming for purposes of this Section 10.2, that CPE would elect to exercise its CPE Assumption Right and chose the Share Settlement as its intended settlement method to pay; provided, that nothing contained herein shall be construed to preclude CPE from paying the Share Settlement by delivery of CPE Common Stock which is held in the treasury of CPE. CPE covenants that all CPE Common Stock that shall be issued upon (i) a Share Settlement or (ii) a Share/Cash Settlement will, upon issue, be validly issued, fully paid and non-assessable.

SECTION XI.
RESTRICTIONS ON TRANSFERABILITY; ADMISSION OF NEW MEMBERS

        11.1    General.    No membership interest of the Company may be assigned, transferred, or otherwise disposed of without the consent of all of the Members. Any attempted transfer, assignment, encumbrance, hypothecation or other disposition of any such membership interest shall be null and void.

        11.2    Admission of New Members.    No persons shall be admitted as a Member of the Company after the date of this Agreement without the written approval of all of the Members.

SECTION XII.
DISSOLUTION AND TERMINATION

        12.1    Dissolution.    The Company shall dissolve and commence winding up and liquidating only upon the occurrence of the first to occur of any of the following (individually, a "Terminating Event"):

  At the written direction of the Members, at any time;

  The happening of any other event that makes it unlawful or impossible to carry on all the business of the Company, as determined by the Members;

  Or

  The occurrence of any event causing a dissolution of the Company under Section 18-801 of the Act, unless the Company is continued as permitted under the Act.

        12.2    Notice of Winding Up.    As soon as possible following the occurrence of any Terminating Event a representative of the Company shall execute and file a Notice of Winding Up with the Delaware Secretary of State.

        12.3    Winding Up.    Upon a Terminating Event, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors, but the separate existence of the Company shall continue until a Certificate of Cancellation has been filed with the Delaware Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction.

        12.4    Liquidation and Distribution of Assets.    The Members shall be responsible for overseeing the winding up and liquidation of the Company and shall take full account of the Company's liabilities and assets upon a Terminating Event. Any assets not required to discharge any liabilities of the Company shall be distributed to the Members. Upon the completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed dissolved. The Company shall comply with any applicable requirements of the Act pertaining to the winding up of the affairs of the Company and the final distribution of its assets.

        12.5    Certificate of Cancellation.    When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefore and all of the remaining property and assets have been distributed to the Members, a Certificate of Cancellation shall be executed and filed with the Delaware Secretary of State in the manner provided in the Act.

SECTION XIII.
MISCELLANEOUS PROVISIONS

        13.1    Binding Effect.    Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective legal representatives, successors, transferees, and assigns.

        13.2    Time.    Time is of the essence with respect to this Agreement.

        13.3    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

        13.4    Severability.    If any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

        13.5    Variation of Pronouns.    All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

        13.6    Governing Law.    The internal laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

        13.7    No Third-Party Beneficiaries.    No term or provision of this Agreement is intended to or shall be for the benefit of any person, firm, corporation, company or other entity not a party hereto, and no such other person, firm, corporation or other entity shall have any right or cause of action hereunder.

        13.8    Amendment of Agreement.    This Agreement may be amended or modified only by a written instrument adopted by the Members.

        13.9    Counterpart Execution; Facsimile Signatures.    This Agreement may be executed in counterparts pursuant to original or facsimile copies of signatures with the same effect as if the Members and the Company had signed the same document pursuant to original signatures. All counterparts shall be construed together and shall constitute one agreement.

        IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above set forth.

COMPANY:
CLOUD PEAK ENERGY RESOURCES LLC
By:
Its:
MEMBERS:
RIO TINTO ENERGY AMERICA INC.
By:
Its:
KENNECOTT MANAGEMENT SERVICES COMPANY
By:
Its:
IN ACKNOWLEDGEMENT OF
SECTION 10.1 AND SECTION 10.2:
CLOUD PEAK ENERGY INC.
By:
Its:

SCHEDULE A
TO THE
LIMITED LIABILITY COMPANY AGREEMENT
OF
CLOUD PEAK ENERGY RESOURCES LLC

Member	Units
Rio Tinto Energy America Inc.	59,703,180
Kennecott Management Services Company	296,820

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  Exhibit 10.46